Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

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IN RE IOVANCE BIOTHERAPEUTICS, INC. STOCKHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	: : : : : : : : : :	Lead Case No.: 1:17-cv-01806-LPS (Consolidated with No. 1:18-cv-00469
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STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated December 27, 2019 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record:1 (i) Plaintiffs,2 individually and derivatively on behalf of nominal defendant Iovance Biotherapeutics, Inc. (“Iovance” or the “Company”);3 (ii) individual defendants Manish Singh, Michael Handelman, Elma Hawkins, Kamilla Bjorlin, Iain Dukes, Maria Fardis, Sanford J. Hillsberg (“Hillsberg”),4 Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum, Jay Venkatesan, Gregory T. Schiffman, and Molly Henderson (collectively, the “Individual Defendants”); and (iii) nominal defendant Iovance (together with the Individual Defendants, the “Defendants”). This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

1 All capitalized terms that are not otherwise defined are defined in Section V.1., infra.

2 “Plaintiffs” refer to Kevin Fong (“Fong”) and Howard Rotto, who are stockholders of Iovance Biotherapeutics, Inc., f/k/a Lion Biotechnologies, Inc. In connection with this Stipulation, the Settling Parties agree to the substitution of Mr. Rotto as a plaintiff in this derivative litigation in place of Nazeer Khaleeluddin, who no longer owns Iovance stock.

3 On June 27, 2017, the Company changed its name from Lion Biotechnologies, Inc. to Iovance Biotherapeutics, Inc.

4 During negotiation of the terms of this Stipulation, defendant Hillsberg passed away. As set forth below, the Settling Parties contemplate that the releases contained herein extend to defendant Hillsberg’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, trustees, predecessors, successors, and assigns or other entities in which defendant Hillsberg had a controlling interest.

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Summary of Factual Allegations

Plaintiffs’ derivative claims brought on behalf of Iovance arise out of an allegedly illicit stock promotion scheme overseen by Iovance’s former Chief Executive Officer, Manish Singh (“Singh”), pursuant to which Singh allegedly placed in the market paid promotional commentary about Iovance without disclosing that Singh and Kamilla Bjorlin (“Bjorlin”) were actually responsible for the commentary. Specifically, Plaintiffs allege that Singh paid Lidingo Holdings, LLC (“Lidingo”), a stock promotion firm he started with Bjorlin, to disseminate articles and e¬mails to the investing public that misleadingly touted Iovance’s financial condition and business prospects, while concealing the fact that much of the content came from Singh and that the authors were being compensated by the Company, in violation of the securities laws. Plaintiffs allege that the Iovance Board of Directors (the “Board”), in breach of their fiduciary duties of loyalty and due care, failed to ensure that the Company employed basic executive vetting, market monitoring and internal controls and, even after the U.S. Securities and Exchange Commission (“SEC”) had commenced an investigation into Singh’s alleged scheme, continued to approve the publication of a series of misleading statements that concealed the truth long after the scheme was discovered and Singh’s employment was terminated.

Plaintiffs further allege that on April 10, 2017, the SEC issued a cease-and-desist order (the “SEC Order”) providing that defendants Singh and Bjorlin engaged in an illegal stock promotion scheme designed to mislead potential investors by publishing articles and disseminating e-mails from authors that falsely claimed they were independently written, when in reality the Company had paid Lidingo to hire the writers and insisted that the publications omit or affirmatively deny that the Company had compensated or influenced the authors. The SEC determined that Iovance violated numerous federal securities laws and regulations, including (i) Sections 17(a)(1) and (3) of the Securities Act of 1933 (“Securities Act”) and Section 10(b) of the Exchange Act of 1934 (“Exchange Act”), and Rules 10b-5(a) and (c) thereunder, which prohibit fraudulent conduct in the offer or sale of securities and in connection with the purchase or sale of securities; (ii) Section 17(b) of the Securities Act, the “anti-touting” law; and (iii) Section 5 of the Securities Act, which prohibits “gun-jumping” by publishing articles promoting a stock issue before a Registration Statement on Form S-1 filed with the SEC has become effective. The SEC Order imposed a $100,000 civil penalty on Iovance. The SEC Order stated that Iovance did not admit or deny the findings therein.

Based upon these allegations, this Action pleads claims for breaches of fiduciary duty and other violations of state law, as well as for violations of Section 14(a) of the Exchange Act.

B.	Procedural History

Plaintiff Fong filed a complaint on December 15, 2017 against the Individual Defendants in the United States District Court for the District of Delaware. The complaint asserted claims against the Individual Defendants other than Bjorlin for breach of fiduciary duty as directors and/or officers of Iovance, unjust enrichment, waste of corporate assets, abuse of control, gross mismanagement, and violations of section 14(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder, and claims for aiding and abetting breach of fiduciary duty against Bjorlin (the “Fong Action”). On March 28, 2018, a similar derivative action was filed in the United States District Court for the District of Delaware, captioned Khaleeluddin v. Fardis, et al., Case No. 1:18- cv-00469 (the “Khaleeluddin Action”). On April 13, 2018, the parties to the Fong and Khaleeluddin Actions jointly moved to consolidate the actions (defined herein as the “Action”), and the motion was granted on May 1, 2018 (D.I. 8).

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C.	The Related Federal Securities Action

The alleged misstatements and stock promotion scheme were the basis for Iovance, as well as defendants Singh, Michael Handelman, and Bjorlin, to be named in a federal securities fraud class action filed in the United States District Court for the Northern District of California, captioned Rabkin v. Lion Biotechnologies, Inc., et al., Case No. 3:17-cv-02086-SI (the “Securities Class Action”). The Securities Class Action settled for $3.25 million. The settlement was approved, and judgment of dismissal was entered, on April 17, 2019.

D.	The Settling Parties’ Settlement Efforts

On March 18, 2018, plaintiff Fong sent an extensive settlement demand letter to Iovance, which included proposed corporate governance reforms. In or around May 2018, the Settling Parties agreed to explore a potential resolution of the Action and agreed to mediate with Jed Melnick, Esq. (“Mediator”) of JAMS, a nationally recognized mediator with extensive experience mediating complex stockholder disputes including disputes similar to that of the Action. On July 2, 2018, the Settling Parties exchanged mediation briefs, which outlined their respective positions as to the facts and law, the Defendants’ prospects for liability, and the alleged damages suffered by the Company. On the same day, Plaintiffs sent a detailed joint settlement demand letter to the Company, which, among other things, proposed a package of corporate governance reforms tailored to address the alleged wrongdoing, which could form the basis for a potential settlement in the Company’s best interest.

On July 11, 2018, the Settling Parties (with the exception of defendant Bjorlin) participated in an all-day mediation session in New York, New York with the Mediator. The Settling Parties made substantial progress at the mediation, but were unable to resolve the Action that day. During the following four months, the Settling Parties continued their arm’s-length settlement negotiations with the assistance of the Mediator and in late-October 2018 reached an agreement in principle on the material substantive terms of a settlement of the Action, including a package of corporate governance reforms that will, inter alia, enhance the Board’s oversight of the Company’s public disclosures, including through the adoption of a formal Disclosure Committee Charter; improve the Company’s oversight of content and commentary published by third parties, better enable the Company to identify commentary that may be the product of an improper paid stock promotion activity involving its employees, and ensure that relevant information is elevated to the Company’s Legal Department and to the Chair of the Nominating and Governance Committee of the Board; improve the Company’s Contract Review and Approval Process policy to ensure that every contract entered into by the Company, including for work completed pursuant to contracts regarding stock promotion or investor relations, complies with all securities laws and applicable regulations; enhance the Company’s Information Technology (“IT”) Security policy; and improve the Company’s Press Release Review and Approval Policy to hold the Company’s General Counsel and Legal Department responsible for ensuring that all Company press releases comply with all laws and regulations, including those SEC rules and regulations pertaining to stock promotion.

After reaching agreement on the substantive consideration for the settlement, the Settling Parties began negotiating in good faith regarding a reasonable award of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. Despite months of good faith negotiations, with the assistance of the Mediator, the Settling Parties were still unable to reach an agreement on Plaintiffs’ Counsel’s attorneys’ fees and expenses. In June 2019, Mr. Melnick made a “Mediator’s Proposal” as to an appropriate amount of attorneys’ fees and expenses for Plaintiffs’ Counsel in light of the substantial benefits obtained. All parties accepted the Mediator’s proposal.

This Stipulation, together with the Exhibits hereto, reflects the final and binding agreement between the Settling Parties.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Action has substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing legal standing to pursue claims on the corporation’s behalf in derivative litigation and the possible defenses to the claims alleged in the Action.

Plaintiffs’ Counsel have conducted an extensive investigation and analysis, including, inter alia: (i) reviewing Iovance’s press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting damages analyses; (vi) evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Class Action; (vii) preparing detailed mediation briefs and comprehensive settlement demands that proposed corporate governance reforms going to the heart of the alleged wrongdoing and designed to prevent a recurrence thereof; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the corporate governance reforms.

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Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Iovance. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interest of Iovance and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action or that are alleged in the Summary of Factual Allegations in this Stipulation of Settlement.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled upon the terms and conditions as set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. The Iovance Board has determined that it is in the best interest of Iovance for the Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or as an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

Iovance, acting through its independent, non-defendant directors, reviewed the allegations and the Settlement terms, and in a good faith exercise of business judgment determined the terms of the Settlement and each of its terms, as set forth in this Stipulation, to be in the best interest of Iovance.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1       “Action” means the consolidated derivative action styled as In re Iovance Biotherapeutics, Inc. Stockholder Derivative Litigation, Lead Case No. 1:17-cv-01806-LPS (D. Del.).

1.2       Court” means the United States District Court for the District of Delaware.

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1.3       “Current Iovance Stockholders” means any Person who owned Iovance common stock as of the date of the execution of this Stipulation and continues to hold his, her, or its Iovance common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Iovance, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4       “Defendants” means, collectively, nominal defendant Iovance and the Individual Defendants.

1.5       “Defendants’ Counsel” means Richards, Layton, & Finger, P.A., 920 North King Street, Wilmington, DE 19801; Sidley Austin LLP, 555 California Street, Suite 2000, San Francisco, CA 94104; Reed Smith LLP, 1201 Market Street, Suite 1500, Wilmington, DE 19801; and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, DE 19801.

1.6       “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.7       “Escrow Account” means an interest-bearing escrow account to be established and maintained by Plaintiffs’ Counsel or their agent for the purpose of payment of the Fee and Expense Amount, as provided in paragraph 4 of this Stipulation.

1.8       “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.9       “Individual Defendants” means defendants Manish Singh, Michael Handelman, Elma Hawkins, Kamilla Bjorlin, Iain Dukes, Maria Fardis, Sanford J. Hillsberg, Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum, Jay Venkatesan, Gregory T. Schiffman, and Molly Henderson.

1.10       “Iovance” or the “Company” means nominal defendant Iovance, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.11       “Judgment” or “Final Approval Order” means the [Proposed] Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.12       “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action substantially in the form attached hereto as Exhibit C.

1.13       “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and his, her, or its spouses, marital communities, immediate family members, heirs, executors, representatives, estates, administrators, trusts, trustees, predecessors, successors, or assigns.

1.14       “Plaintiffs” means Kevin Fong and Howard Rotto.

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1.15       “Plaintiffs’ Counsel” means Robbins LLP, 5040 Shoreham Place, San Diego, CA 92122; The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016; Cooch and Taylor, P.A., The Brandywine Building, 1000 West Street, 10th Floor, Wilmington, DE 19899; Farnan LLP, 919 N. Market Street, 12th Floor, Wilmington, DE 19801; and The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771.

1.16       “Related Persons” means: (i) with regard to each Individual Defendant, the Individual Defendants’ spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, trustees, predecessors, successors, and assigns or other individuals or entities in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Iovance, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co¬insurers, re-insurers, partners, controlling stockholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns.

1.17       “Released Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.26 below), existing derivatively on behalf of Iovance, by Plaintiffs or any other stockholder of Iovance that arise out of or relate to: (i) the allegations asserted in the Action; or (ii) the Settlement, except for any claims to enforce the Settlement. For the sake of clarification, excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.

1.18       “Released Defendants’ Claims” means all claims, including Unknown Claims (as defined in paragraph 1.26 below), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action; provided, however, that the Released Defendants’ Claims shall not include any claims by Iovance, any of its current or former directors, officers, employees, or any other Person claiming coverage under an insurance policy against the D&O insurance carrier(s) under such policy, shall not include claims of any Individual Defendants to seek indemnification or advancement of fees from Iovance or its insurance carriers, and that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.

1.19       “Released Persons” means collectively, Iovance, the Individual Defendants, and their Related Persons. “Released Person” means, individually, any of the Released Persons.

1.20       “Releasing Parties” means Plaintiffs, all other Current Iovance Stockholders, Plaintiffs’ Counsel, and Iovance. “Releasing Party” means, individually, any of the Releasing Parties.

1.21       “Securities Class Action” means the securities class action styled as Rabkin v. Lion Biotechnologies, Inc., et al., Case No. 3:17-cv-02086-SI (N.D. Cal.).

1.22       “Settlement” means the settlement and compromise of the Action as provided for herein.

1.23       “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.24       “Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

1.25       “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit D.

1.26       “Unknown Claims” means any Released Claim(s) or Released Defendants’ Claims that Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release, which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the claims released herein, or might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Released Defendants’ Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, that is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims and Released Defendants’ Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1       As a result of the filing, prosecution, and settlement of the Action, Iovance shall, within thirty (30) days of final approval of the Settlement, adopt resolutions and amend appropriate committee charters to ensure adherence to the corporate governance reforms identified in Exhibit A attached hereto for a period of no less than three (3) years after the final approval of the Settlement. Iovance and the Individual Defendants acknowledge and agree that the corporate governance reforms identified in Exhibit A are significant and confer substantial benefits upon Iovance and its stockholders. Iovance and the Individual Defendants also acknowledge that the prosecution and settlement of the Action was a substantial and material factor in their agreement for Iovance to adopt and/or implement the corporate governance reforms set forth in Exhibit A.

3.	Approval and Notice

3.1       Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Iovance Stockholders; and (iii) a date for the Settlement Hearing, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

3.2       Notice to Current Iovance Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Notice”), substantially in the form attached hereto as Exhibit C, which includes the general terms of the Settlement set forth in this Stipulation, the date of the Settlement Hearing, and the means to object to the Settlement, as well as a Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (“Summary Notice”), substantially in the form attached hereto as Exhibit D.

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3.3       Iovance shall undertake the administrative responsibility for giving notice to Current Iovance Stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its stockholders. Within ten (10) business days after the entry of the Preliminary Approval Order, Iovance shall cause the Stipulation and Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and Iovance shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. Also within ten (10) business days after the entry of the Preliminary Approval Order, Iovance shall publish the Stipulation and Notice on an Internet page that Iovance shall create for this purpose, which shall be accessible through the final approval of the Settlement via a link on the “Investors” page of Iovance’s website, the address of which shall be contained in the Notice and Summary Notice. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Iovance. The Settling Parties believe the content and manner of providing notice of the Settlement, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Iovance Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the Notice and Summary Notice.

3.4       Pending the Court’s determination as to final approval of the Settlement, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys’ Fees and Reimbursement of Expenses

4.1       In recognition of the substantial benefits conferred upon Iovance as a result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in this litigation, Iovance shall cause to be paid to Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of $500,000 (the “Fee and Expense Amount”), subject to Court approval. Iovance has approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Iovance as a result of the Settlement and Plaintiffs’ Counsel’s efforts in this litigation. The Fee and Expense Amount was the product of a Mediator’s proposal accepted by all of the parties to the Action.

4.2       Within two (2) business days after the Court’s entry of the Preliminary Approval Order, Plaintiffs’ Counsel shall provide Defendants’ Counsel will details of the Escrow Account and all tax-related documents required for payment of the Fee and Expense Amount. Within twenty (20) business days after the Court’s entry of the Preliminary Approval Order, the agreed-to Fee and Expense Amount shall be paid to the Escrow Account. Upon the issuance of an order from the Court approving the Fee and Expense Amount, the Fee and Expense Amount shall be released to Plaintiffs’ Counsel notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to appropriate undertakings by Plaintiffs’ Counsel to repay those amounts if such award is reduced or reversed in whole or in part, in any final order, on appeal, or on further review.

4.3       Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein. Defendants (including their D&O insurance carrier(s)) shall have no obligation to make any payment other than the Fee and Expense Amount as provided herein to any Plaintiffs’ Counsel and for Notice as provided for in Section 3 herein. Neither Defendants (including their D&O insurance carrier(s)) nor Defendants’ Counsel shall have any obligation with respect to how the Fee and Expense Amount is ultimately distributed among Plaintiffs’ Counsel. In the event that as a result of any appeal and/or further proceedings on remand, or successful collateral attack or otherwise, the Fee and Expense Amount is overturned, reduced or does not become Final for any reason, or if the Settlement is terminated, not approved by the Court, or otherwise does not become effective pursuant to paragraphs 6.1-6.3 hereof, then, within thirty (30) calendar days after receiving notice from Iovance’s counsel or from a court of appropriate jurisdiction of such event, Plaintiffs’ Counsel shall, consistent with such reversal or modification, refund the respective portion of the Fee and Expense Amount paid to them.

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4.4       Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and expenses in connection with the Action; provided however, that nothing in this Stipulation shall be construed to have any effect upon any Individual Defendant’s existing rights to indemnification or advancement from Iovance or pursuant to any applicable policy of insurance.

4.5       Plaintiffs may apply to the Court for approval of service awards (the “Service Awards”) not to exceed $1,500 per plaintiff to be paid out of any Fee and Expense Amount approved by the Court. Defendants shall not object to any such application.

5.	Releases

5.1       Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all derivative claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2       Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims (including Unknown Claims) against Plaintiffs and Plaintiffs’ Counsel and any and all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims against Plaintiffs and Plaintiffs’ Counsel. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1       The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.       Court entry of the Preliminary Approval Order;

b.       Court approval of the method of providing notice of the proposed Settlement to Current Iovance Stockholders, as set forth in paragraph 3.3, and a hearing as required by Rule 23.1 of the Federal Rules of Civil Procedure;

c.       Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein;

d.       Court approval and payment of the Fee and Expense Amount in accordance with paragraph 4; and

e.       the passing of the date upon which the Judgment becomes Final.

6.2       If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with the Settlement.

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

6.3       If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of December 27, 2019; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.	Miscellaneous Provisions

7.1       The Settling Parties: (a) acknowledge that it is their intent to consummate this Settlement; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2       In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3       The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure.

7.4       Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding to enforce the terms of this Stipulation or the Settlement, whether civil, criminal, or administrative, or for any purpose other than as provided expressly herein.

7.5       This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.6       This Stipulation shall be deemed drafted equally by all Settling Parties.

7.7       No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

7.8       Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.9       The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.10       This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.11       In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12       This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.13       This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.

7.14       The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

7.15       This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, assigns, trustees, legal representatives, and any corporation or other entity into or with which any Settling Party merges, consolidates, or reorganizes.

7.16       The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Final Approval Order and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Final Approval Order, and for matters or disputes arising out of or relating to the Settlement.

7.17       Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Date: January 15, 2020

ROBBINS LLP

/s/ Shane P. Sanders

Brian J. Robbins

Craig W. Smith (admitted pro hoc vice)

Shane P. Sanders (admitted pro hac vice)

5040 Shoreham Place

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

	E-mail:	brobbins@robbinsllp.com csmith@robbinsllp.com ssanders@robbinsllp.com

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

Date: January 15, 2020

/s/ Phillip Kim

THE ROSEN LAW FIRM, P.A.

Phillip Kim

275 Madison Avenue, 40th Floor

New York, NY 10016

Telephone: (212)686-1060

Facsimile: (212) 202-3827

E-mail: pkim@rosenlegal.com

Co-Lead Counsel for Plaintiffs

COOCH AND TAYLOR, P.A.

Blake A. Bennett (#5133)

The Nemours Building

1007 N. Orange Street

Suite 1120

P.O. Box 1680

Wilmington, DE 19899

Telephone: (302) 984-3889

Facsimile: (302) 984-3939

E-mail: bbennett@coochtaylor.com

FARNAN LLP

Brian E. Farnan (#4089)

Michael J. Farnan (#5165)

919 N. Market St., 12th Floor

Wilmington, DE 19801

Telephone: (302) 777-0300

Facsimile: (302) 777-0301

E-mail: bfarnan@famanlaw.com

mfarnan@farnanlaw.com

Co-Liaison Counsel for Plaintiffs

THE ROSEN LAW FIRM, P.A. Phillip Kim 275 Madison Avenue, 40th Floor New York, NY 10016 Telephone: (212) 686-1060 Facsimile: (212) 202-3827 E-mail: pkim@rosenlegal.com Co-Lead Counsel for Plaintiffs

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

THE BROWN LAW FIRM, P.C. Timothy Brown 240 Townsend Square Oyster Bay, NY 11771 Telephone: (516) 922-5427 Facsimile: (516) 344-6204 E-mail: tbrown@thebrownlawfirm.com

Date: January 6, 2020

Additional Counsel for Plaintiffs

RICHARDS, LAYTON & FINGER, P.A.

/s/ Raymond J. DiCamillo

Raymond J. DiCamillo (#3188)

Kevin M. Gallagher (#5337)

920 North King Street

Wilmington, DE 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

E-mail: dicamillo@rlf.com

Counsel for Nominal Defendant Iovance Biotherapeutics, Inc. and Defendants Michael Handelman, Elma Hawkins, lain Dukes, Maria Fardis, Sanford J. Hillsberg, Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum, Jay Venkatesan, Gregory T. Schiffman, and Molly Henderson

Dated: January 2, 2020

REED SMITH LLP

/s/ Brian M. Rostocki

Brian M. Rostocki (#4599)

1201 Market Street, Suite 1500

Wilmington, DE 19801

Telephone: (302) 778-7860

Facsimile: (302) 778-7575

E-mail: brostocki@reedsmith.com

Counsel for Defendant Manish Singh

Date: January 9, 2020

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Pilar Kraman

Pilar G. Kraman (#5199)

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 576-3742

E-mail: pkraman@ycst.com

Counsel for Defendant Kamilla Bjorlin

STIPULATION OF SETTLEMENT CASE NO.: 1:17-CV-01806-LPS

Privileged and Confidential

Settlement Communication

EXHIBIT A - Corporate Governance Enhancements

Iovance Biotherapeutics, Inc. (“Iovance” or the “Company”) agrees to implement the following corporate governance reforms, which shall remain in effect for a period of three (3) years from the date of final approval of the settlement (“Effective Term”).

1.       Iovance’s Disclosure Committee Charter, attached as Exhibit A-1, shall be formally adopted. The Disclosure Committee Charter may be amended from time to time so long as the amended provisions of the Disclosure Committee Charter are no less stringent that provided in Exhibit A-1.

2.       Iovance shall review content and commentary published by third parties about the Company in order to identify commentary that may be the product of an improper paid stock promotion activity involving its employees. Any suspect publication that the Company becomes aware of shall be referred to the Legal Department for review and action as appropriate. If circumstances warrant, the Legal Department shall report such publication to the Chair of the Nominating and Governance Committee of the Board of Directors for consideration of appropriate disciplinary and other remedial action.

3.       Iovance shall amend its Contract Review and Approval Process policy to provide that the Legal Department will review the terms of every contract entered into by the Company to ensure that the agreement complies with all securities laws and regulations applicable to the Company, and that in the case of contracts regarding stock promotion or investor relations, the Legal Department or Finance Department will review the work completed pursuant to such contracts and invoices paid under those contracts to ensure compliance with all applicable securities rules and regulations.

4.       Iovance shall amend its Information Technology (“IT”) Security policy to provide that use of personal e-mail for business-related communications by Iovance employees is strongly discouraged, and that, whenever possible, all business-related e-mail and other forms of communication should be sent using an Iovance-provided e-mail address. The revised IT Security Policy will be circulated to all employees who will be trained regarding the new policy.

5.       Iovance shall amend its Press Release Review and Approval policy to provide that it is the responsibility of the General Counsel and Legal Department to confirm that any Company press release complies with all laws and regulations, including those SEC rules and regulations pertaining to stock promotion.

6.       Iovance shall incorporate terms consistent with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, to the extent such terms are required by law, in connection with the adoption of any new equity incentive plans.

7.       Iovance additionally acknowledges that in response to this litigation, on March 9, 2018 the Charter of the Nominating and Governance Committee was amended to provide the Nominating and Governance Committee with oversight responsibilities for the Company’s Disclosure Committee.

8.       Iovance further acknowledges that in consideration of potential derivative litigation, on December 4, 2017 the Charter of the Audit Committee was amended to: (1) clarify, where applicable, the laws and standards applicable to the Audit Committee, its members, and each Audit Committee function; (2) provide guidance for the election, tenure and removal of Audit Committee members; (3) increase Audit Committee independence by providing, among other things, that meetings of the Audit Committee should be held regularly without management present or include executive sessions during which management shall be excused from the meeting; (4) clarify the relationship between the Audit Committee and the Company’s independent auditors, including with respect to how financial information is reviewed and disclosed; and (5) expand the role of the Audit Committee to include periodic evaluations of the adequacy of the Company’s insurance policies. As part of the Settlement, Iovance has agreed to maintain these enhancements for the Effective Term.

EXHIBIT A.1

IOVANCE BIOTHERAPEUTICS, INC.
CHARTER OF THE DISCLOSURE COMMITTEE

Draft as of September 2018

This Disclosure Committee Charter (the “Charter”) has been adopted by Iovance Biotherapeutics, Inc. (the “Company”). From time to time, the Disclosure Committee (the “Committee”) shall review and reassess this Charter and recommend any proposed changes to the Nominating and Corporate Governance Committee of the Board of Directors (the “Nom and Gov Committee”) for approval.

I.	Purpose

It is the Company’s policy that all corporate disclosures made by the Company to its security holders or the investment community shall be accurate and complete, and all disclosures fairly present, in all material respects, the Company’s financial condition and results of operations, and be made on a timely basis as required by applicable laws and stock exchange requirements.

II.	Membership

A.	The Committee shall consist of the following persons: (i) the Chief Executive Officer, Principal Executive Officer, or interim Principal Executive Officer (collectively, the “CEO”); (ii) the Chief Financial Officer, Principal Financial Officer, or interim Principal Financial Officer (collectively, the “CFO”), (iii) General Counsel or Senior Legal Counsel (including outside counsel, if needed); (iv) Other Finance Executive overseeing financial disclosures; and, (v) Additional Legal Counsel, as needed. Subject to approval of the Nom and Gov Committee, new members may be added on a permanent or ad hoc basis given the need for specific expertise, at any time and from time to time.

B.	The Committee may designate two or more members (at least one of whom shall be an attorney knowledgeable about Securities and Exchange Commission (“SEC”) rules and regulations with respect to disclosure and one of whom shall be knowledgeable in the Company’s internal controls) who can, acting together, approve Disclosure Statements (as defined below) (other than periodic reports, as defined below) when time does not permit the full Committee to meet.

III.	Meetings of Committee

A.	The Committee will be chaired by the CFO (the “Chair”). The Chair shall be responsible for scheduling and presiding over meetings and preparing agendas.

B.	The Committee shall meet from time to time, and as a committee at least quarterly in order to carry out its responsibilities, but as frequently as necessary to fulfill the Committee’s responsibilities set forth in this Charter, taking into account developments since the most recent meeting, including changes in the Company’s organization and business lines and any change in economic, regulatory or industry conditions.

IV.	Responsibilities

Subject to the oversight of the Nom and Gov Committee, the Committee shall be responsible for the following:

A.	Adopting and overseeing the implementation of disclosure policies and procedures applicable to the Company and its subsidiaries and periodically reviewing and updating disclosure policies and procedures as the Committee deems necessary or advisable.

B.	Designing and establishing disclosure controls and procedures, which may include procedures currently used by the Company, to ensure that (i) information required by the Company to be disclosed to the SEC and other information that the Company will disclose to its security holders or the investment community is recorded, processed, summarized and reported accurately and on a timely basis; and (ii) information is accumulated and communicated to management, including the Committee, as appropriate to allow timely decisions regarding such required disclosure (the “Disclosure Controls and Procedures”).

C.	Monitoring the integrity, design and effectiveness of the Disclosure Controls and Procedures.

D.	Ensuring the disclosure of all material information in compliance with federal and state securities laws and regulations.

E.	Ensuring compliance with all applicable securities laws and regulations in connection with stock promotion and public relations.

F.	Monitoring the Company’s public financial disclosures, including assessing the accuracy and completeness of the Company’s Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “periodic reports”), as well as the Company’s press releases reporting financial information and performance, and updating as appropriate prior to their public disclosure.

G.	Evaluating the materiality of new information, developments or events affecting the Company and determine the timing and appropriate method of disclosure of information deemed material. The Committee shall be apprised of all material Company developments in order to determine the appropriateness and timing for public release of material information and whether, or to what extent, the information should remain confidential. As a general matter, the Committee is not responsible for generating forecasts or plans and may rely on the information provided to it to be accurate.

H.	Overseeing the process and timing for public dissemination of material information, including approving the Company’s quarterly earnings releases.

I.	Supervising procedures to support the Company’s CEO and CFO certification processes made in connection with the Company’s periodic reports.

J.	Making recommendations on the integrity and effectiveness of disclosure policies and procedures.

K.	Reviewing and monitoring of the preparation and timing of the Company’s (i) periodic reports and current reports, proxy statements, information statements, registration statements and any other information filed with the SEC; (ii) public disclosures containing financial information, information about material acquisitions or dispositions, guidance, projections, or other financial and securities information material to the Company’s shareholders, including analyst and investor presentations; (iii) correspondence containing financial information broadly disseminated to security holders; (iv) presentations to rating agencies and lenders; and (v) financial information displayed on the Company’s corporate/investor relations website or through social media channels (collectively, the “Disclosure Statements”).

L.	Reviewing prior Disclosure Statements for possible updates or corrections.

M.	Discussing all relevant information with respect to the Committee’s proceedings, and the preparation of the Disclosure Statements.

N.	Maintaining general awareness of relevant external information and commentary about the Company.

O.	Providing guidance to management with respect to conducting informal contacts and communications with security holders, analysts, the investment community, rating agencies and other third parties, and pre-clearance of investor meetings and presentations.

P.	The Committee and/or certain members of senior management shall provide certifications as may be requested by the Chair in connection with the filing of the Company’s Periodic Reports with the SEC.

Q.	The Committee’s designee shall report, at least quarterly, to the Chairperson of the Nominating and Governance Committee of the Board, and at least annually to the full Board, regarding the Committee’s activities, any material disclosure issues it has identified since the last report that merit Board-level review, and recommendations for improvements in the Company’s Disclosure Controls and Procedures and internal controls environment.

R.	In discharging its duties, the Committee shall have full access to all Company books, records, facilities, and personnel, including the internal auditors.

V.	Other Responsibilities

The Committee shall have such other responsibilities, consistent with the Committee’s purpose, as the Chair may assign to it from time to time.

VI.	Interpretation

Questions regarding, or requests for interpretation of, this Charter, or questions regarding the Committee’s responsibilities or Disclosure Controls shall by determined by the Chair, with recommendations made by the Committee as appropriate.